Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-186742) of Caterpillar Inc. of our report dated June 27, 2014 relating to the financial statements of the Caterpillar Global Mining Legacy Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
June 27, 2014